The stock options represented hereby and the common stock underlying such options have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor under any other state securities law or regulation and are subject to substantial restrictions on transferability by operation of the Securities Act, and other applicable state securities laws and regulations.


                           CYNTECH TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)

         CYNTECH TECHNOLOGIES, INC., a Utah corporation (the "Company"), is pleased to grant to the Optionee named below, the following Options to purchase shares of its common stock, par value $0.001 per share ("Common Stock"), subject to the following terms and conditions:

         Name of Optionee:                     _________________________________

         Address:                              _________________________________

         Type of Option:                       Non-Statutory Option (not an ISO)

         Date of Grant:                        _________________________________

         Number of Shares of Common Stock
         Purchasable Under This Option:        ______________ shares

         Exercise Price:                       $___________ per share

         Expiration Date:                      _________________________________

         Vesting Schedule:                     _________________________________

                              TERMS AND CONDITIONS

         References herein to "you" or "your" shall refer to Optionee.

         1. Options. The Company hereby grants to Optionee the right and option to purchase up to the number of shares of Common Stock specified above, at the Exercise Price specified above, subject to the conditions and limitations set forth herein (the "Options").

         2. Vesting Dates. The Options shall not be exercisable until on or after their respective Vesting Dates. The Options shall partially vest in periodic installments on the Vesting Dates; provided, as a condition of vesting, that the Optionee shall have been in the Continuous Service of the Company at all times after the Date of Grant through and including each such Vesting Date.

         3. Number of Shares and Exercise Price. The number of shares, which Optionee may purchase upon exercise of the Option (the "Option Shares"), and the Exercise Price may be adjusted from time to time for Capitalization Adjustments.

         4. Method of Payment. Payment of the Exercise Price is due in full upon exercise of all or any part of the Options. Optionee may elect to make payment of the Exercise Price in cash or by check or in any other manner permitted by the Company. As soon as practicable after receipt by the Company of such notice and of payment in full of the option price of all the shares of Common Stock with respect to which the Option has been exercised, a certificate or certificates representing such shares of Common Stock having been paid for shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all shares of Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.

         5. Whole Shares. The Options may only be exercised for whole shares of Common Stock. Fractional shares of Common Stock shall not be issued.

         6. Securities Law Compliance; Limitation of Exercise; Extension of Exercise Period. If the Board of Directors of the Company, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Option Shares under any state or federal law, these Options may not be exercised, in whole or part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the Board of Directors. If no registration statement is effective on the date of exercise of these Options, the Option Shares will not be issued unless and until there is evidence available to the Company, including representations from the Optionee that such shares are being acquired for investment and not for resale, on which the Company may reasonably rely as to the availability of an exemption from registration in issuing such shares. The Company shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the shares to satisfy these Options. Such compliance will be a condition precedent to the right to exercise these Options. The inability of the Company to effect such compliance with any such regulatory commission or agency that counsel for the Company deems necessary for the lawful issuance and sale of the shares to satisfy these Options shall relieve the Company from any liability for failure to issue and sell the shares to satisfy these Options for such time as such compliance is not effectuated.

         If at any time you deliver a Notice of Exercise in accordance with paragraph 8 below and the Options are not exercisable solely because of the condition set forth in this paragraph 6, the Exercise Period (as defined in paragraph 7) shall be correspondingly extended until the Company determines that the Options can be exercised in compliance with this paragraph 6, at which point the Optionee shall have the remainder of the applicable Exercise Period, as delineated in paragraph 7, within which to exercise such Options.

         If the issuance of the Option Shares is not covered by an effective registration statement under the Securities Act, in order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

         The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any applicable state securities laws and may not be transferred without registration under the Act and under such state securities laws, or pursuant to an available exemption from the Act and such laws.

         7. Exercise Period. The vested portions of Options shall be exercisable during the period (the "Exercise Period") commencing upon their respective Vesting Dates and terminating upon the earliest of the following dates:

                  (a) on the date of the termination of your Continuous Service at any time "for cause" as defined in your separate written employment agreement, if any, or in the absence of a written employment agreement, by a good faith determination by the Board of Directors that you (i) have been grossly negligent in the performance of your duties; (ii) have engaged in material willful or gross misconduct in the performance of your duties; (iii) have committed an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with your employment by the Company; or (iv) have committed, as determined by the Board of Directors of the Company, or have been convicted of fraud, embezzlement, theft, or dishonesty or other criminal conduct, unless the board waives the provisions of this subparagraph;

                  (b) three months after the termination of your Continuous Service for any other reason;

                  (c) twelve months after the termination of your Continuous Service due to disability;

                  (d) eighteen months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates; or

                  (e) the Expiration Date.

         8. Exercise.


                  (a) You may exercise the vested portion of the Options during their Exercise Period by delivering a Notice of Exercise (in a form designated by the Company), together with the Exercise Price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising the Options you agree that, as a condition to any exercise of the Options, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (i) the exercise of the Options; (ii) the lapse of any substantial risk of forfeiture to which the Option Shares are subject at the time of exercise; or (iii) the disposition of Option Shares acquired upon such exercise.

                  (c) By exercising the Options you (and any other person or entity to which any Option Shares are transferred or assigned) agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company, including Option Shares or other securities held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty days) following the effective date of the registration statement of the Company filed under the Securities Act. The Option Shares shall be subject to the foregoing restrictions and any assignee, transferee, or other holder of the Option Shares shall be bound by the foregoing provisions. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your Option Shares or other securities until the end of such period. Further, you hereby constitute and appoint the Company and any of its officers as your agent and attorney-in-fact with full power of substitution to act in your place and in your stead, and to make, execute, and deliver any agreements or instruments consistent with the foregoing. The foregoing power of attorney is, and shall be, irrevocable, and you agree that the foregoing power of attorney is coupled with the Company's interest in and to the Option Shares.

                  (d) The Option Shares may not be sold, transferred or assigned, pledged or otherwise alienated or hypothecated, except in compliance with this Agreement, including paragraph 10 below.

                  (e) In order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

                  The shares represented hereby are subject to restrictions on transferability and related repurchase rights under the applicable Stock Option Agreements or other agreements executed in connection therewith, copies of which are available at the principal business offices of the Company.

                  (f) Upon issuance, the Option Shares shall be considered to be fully-paid, non-assessable, issued, and outstanding shares of the Company, and Optionee shall be entitled to vote the Option Shares and receive all cash dividends and other distributions with respect thereto.

         9. Transferability. Options are exercisable only (a) by you during your life, (b) by the executors, administrators, or beneficiaries of your estate, (c) by a family member (as defined herein) who receives the Options as a gift or pursuant to a domestic relations order, or (d) by a transferee for value. For purposes of this paragraph, a family member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than

50% of the beneficial interests, a foundation in which these persons (or the Optionee) control the management of assets, and other entity in which these persons (or the employee) own more than 50% of the voting interests. In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder in violation of the terms hereof or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

         10. Right of First Refusal. The Company shall have a Right of First Refusal, prior to the Listing Date, as to all or any part of the Option Shares on the following terms and conditions:

                  (a) Should you propose to sell or transfer any Option Shares in one or more related transactions, you shall promptly deliver a written notice (the "Transfer Notice") to the Company prior to the closing of such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Upon the request of the Company, you shall promptly furnish to the Company such other information as may be reasonably requested to establish that the offer and prospective purchaser or transferee is bona fide.

                  (b) For thirty days following the receipt of the Transfer Notice, the Company shall have the option to purchase all or any portion of the shares specified in the Transfer Notice at the price and upon the terms set forth in the Transfer Notice. In the event the Company does not elect to acquire the shares proposed for sale in the Transfer Notice, the Secretary of the Company shall give written notice thereof to you (the "Refusal Notice"). If the Company fails or refuses to furnish a Refusal Notice within such thirty-day period, the Company shall be deemed to have refused its right and option to purchase the shares specified in the Transfer Notice.

                  (c) In the event the Company elects to acquire the shares as specified in the Transfer Notice, the Secretary of the Company shall so notify you (the "Acceptance Notice"), and settlement thereof shall be made in cash within thirty days from the date of the Acceptance Notice. At such time, you shall deliver to the Company the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer.

                  (d) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidence of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If you and the Company cannot agree on such cash value within ten days after your receipt of the Acceptance Notice, the valuation shall be made by an appraiser of recognized standing selected by you and the Company (or its assignees) or, if you cannot agree on an appraiser within twenty days after your receipt of the Acceptance Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. You and the Company shall equally share the cost of such appraisal. The closing shall then be held on the fifth business day after such cash valuation has been made.

                  (e) The exercise or non-exercise of the rights of the Company hereunder to elect to exercise the Right of First Refusal in one or more sales or transfers of the shares shall not adversely affect the Company's rights to exercise the Right of First Refusal in subsequent sales or transfers of Option Shares.

                  (f) The Company's Right of First Refusal shall terminate upon the effective date of a registration statement pertaining to the Company's initial registered firm commitment underwritten public offering.

                  (g) If, from time to time, there is any change in the character or amount of any of the outstanding shares of the Common Stock of the Company, then in such event any and all new, substituted, or additional shares to which you are entitled by reason of your ownership of the Option Shares shall be immediately subject to the Right of First Refusal with the same force and effect as the Option Shares subject to the Right of First Refusal immediately before such event.

         11. Right of Repurchase. To the extent provided in the Company's bylaws, as amended from time to time, or as noted in paragraph 10 above, the Company shall have the right to repurchase all or any part of the Option Shares.

         12. Change in Control. Following a "Change in Control" (as defined herein), if the Optionee's Continuous Service is terminated for any reason other than "for cause" as defined in subparagraph 7(a) above, the Optionee shall have the right to demand payment after the date of the termination of Optionee's Continuous Service. Such demand shall be in writing to the Company within ninety days after the occurrence of such termination, in which case the Company shall pay, within ten days after receipt of such notice, the Optionee the full amount due against cancellation of the Options. The amount due shall be defined as a cash amount equal to the number of shares of Common Stock, excluding any portion of these Options previously exercised, terminated, canceled, or expired, but disregarding whether such Options are then exercisable pursuant to paragraph 2 or any other provision respecting any vesting schedule, times the amount by which the "Fair Market Value" (as defined herein) exceeds the Exercise Price of such Options.

                  (a) A "Change in Control" shall be deemed to have occurred if
         (i) the Company shall be merged or consolidated into another corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed prior to such merger or consolidation, (ii) the Company shall sell, lease, exchange, or otherwise transfer (in one transaction or a series of transactions) all or substantially all of the assets of the Company to an entity that is not a wholly owned subsidiary of the Company or to a group of associated purchasers, (iii) a person, within the meaning of
         Section 3(a)(9) or Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of rule 13d-3 of the Exchange Act as in effect on the date hereof) of fifty percent (50%) or more of the outstanding voting securities of the Company, or (iv) if as a result of a merger, consolidation, sale of all or substantially all of the Company's assets, a contested election, or any combination of the foregoing, the persons who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

                  (b) "Fair Market Value" shall be the closing price for such stock on the close of business on the day last preceding the occurrence of the Change of Control as quoted on a registered national securities exchange or, if not listed on such an exchange, the Nasdaq Stock Market or, if not listed on such an exchange or included on the Nasdaq Stock Market, the closing price (or, if no closing price is available from sources deemed reliable by the Company, the closing bid quotation) for such stock as determined by the Company through any other reliable means of determination available on the close of business on the day last preceding the date of such Change of Control.

         13. Options Not a Service Contract. The Options are not an employment, service, or consulting contract, and nothing in the Options shall be deemed to create in any way whatsoever any right or obligation on your part to continue in the employ of the Company or an affiliate, or of the Company or an affiliate to continue your employment. In addition, nothing in the Options shall obligate the Company or an affiliate, their respective shareholders, boards of directors, officers, or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

         14. Withholding Obligations.

                  (a) At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local, and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the Options.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of the Options a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Options, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Internal Revenue Code covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Options. Notwithstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of the Options that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                  (c) The Options are not exercisable unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise the Options when desired even though the Options are vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

         15. Notices. Any notices provided for in the Options shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         IN WITNESS WHEREOF, the Company has made, executed, and delivered this Stock Option Agreement to and for the benefit of the Optionee, the same having been duly authorized and approved by the Board.

                                        CYNTECH TECHNOLOGIES, INC.


                                        By: ___________________________________
                                            (print name)

                           CYNTECH TECHNOLOGIES, INC.

                                  STOCK OPTION
                               NOTICE OF EXERCISE


Cyntech Technologies, Inc.                     Date of Exercise:_______________
4305 Derbyshire Trace, SE
Conyers, GA  30094

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


         Type of option (check one):     [ ]   Incentive    [ ]   Non-Statutory

         Stock option dated:             ______________________________________

         Number of shares as to
         which option is exercised:      ______________________________________

         Certificates to be issued
         in name of:                     ______________________________________

         Total Exercise Price:           $_____________________________________

         Cash payment delivered
         herewith:                       $______________________________________


         By this exercise, I agree (i) to provide such additional documents as you may require, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing thirty days before the date of any disposition of any shares of Common Stock issued upon exercise of this option that will occur within two years after the Date of Grant of this option or within one year after such shares of Common Stock are issued upon exercise of this option.

         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of my stock option as set forth above:

         I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

         I further acknowledge that I will not be able to resell the Shares for least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions that apply to affiliates of the Company under Rule 144.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws, and/or applicable securities laws.

         I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any Shares or other securities of the Company held by me as provided by the terms of my Stock Option Agreement.

                                                Very truly yours,

                                                _______________________________
                                                (signature)
                                                _______________________________
                                                (print name)

                            Schedule of Stock Options

         Through April 30, 2001, Cyntech Technologies, Inc., has issued and outstanding the following options to purchase shares of common stock on the terms indicated:

                                         Number
              Name                       Price       Exercise      Vesting Date     Expiration Date
              ----                       -----       --------      ------------     ---------------
R. Frank Meyer...............         1,423,242       $0.20         Vested          12/31/07
R. Frank Meyer...............            61,544        0.25         Vested          05/02/01
R. Frank Meyer...............            53,851        0.25         Vested          01/31/02(1)
R. Frank Meyer...............            92,316        0.25         Vested          08/31/02(1)
R. Frank Meyer...............            69,237        0.25         Vested          08/31/03(1)
Laska & Associates, Inc......         1,000,000        0.20         10/01/01(2)     12/31/07
J.P. Herrin..................           225,000        0.001        Vested          12/31/01
Brian Hass...................            92,316        0.25         Vested          05/02/01
Brian Hass...................            53,851        0.25         Vested          01/31/02(1)
Brian Hass...................            92,316        0.25         Vested          08/31/02(1)
Brian Hass...................            23,079        0.25         Vested          08/31/03(1)
Michael Dumdie...............            15,386        0.25         Vested          03/31/04(3)
William F. Meyer.............            61,544        0.25         Vested          05/02/01
William F. Meyer.............            53,851        0.25         Vested          01/31/02(1)
William F. Meyer.............            92,316        0.25         Vested          08/31/02(1)
William F. Meyer.............            69,237        0.25         Vested          08/31/03(1)
                                  -------------
    Total....................         3,479,086

--------------------
(1) The options were awarded at the rate of 7,693 per month for each month of service on the board of directors beginning with January 1999 and are good for three years. Accordingly, they will expire at the same rate per month beginning on January 31, 2002.
(2) 250,000 will vest on each of this dates; the first 750,000 have already vested.
(3) The options were awarded at the rate of 7,693 per month for each month of service on the board of directors beginning with March 2001 and are good for three years. Accordingly, they will expire at the same rate per month beginning on March 31, 2004.